Exhibit 99

	Marriott International, Inc. Corporate Headquarters	Marriott Drive Washington, D.C. 20068 (301) 380-7770

CONTACT:	Tom Marder	NEWS
(301)380-2553
thomas.marder@marriott.com

MARRIOTT INTERNATIONAL REPORTS ROBUST 2006 SECOND QUARTER; SIGNIFICANT REVPAR, MARGIN AND EARNINGS GROWTH

•	Worldwide systemwide comparable revenue per available room (REVPAR) rose 10.4 percent (10.7 percent using constant dollars) for the second quarter ended June 16; Average daily rate increased 8.6 percent (9.0 percent using constant dollars); North American comparable systemwide REVPAR increased 10.7 percent for the second quarter;

•	House profit margins for North American comparable company-operated properties soared 300 basis points; North American property-level EBITDA margins for comparable company-operated properties, calculated as if wholly owned, surged 320 basis points;

•	Combined base management, franchise and incentive fees increased 20 percent to $304 million in the second quarter as a result of continuing strong REVPAR growth, house profit margin improvement and unit expansion. Incentive fees jumped 48 percent to $77 million. Fifty-six percent of company-managed hotels reported incentive fees in the second quarter compared to 42 percent in the year ago quarter;

•	Contract sales for the company’s timeshare, fractional and whole-ownership projects rose 40 percent;

•	The company’s worldwide pipeline of hotels under construction, awaiting conversion or approved for development increased to 80,000 rooms compared to 60,000 rooms in the year ago quarter and 75,000 rooms at the end of the first quarter. Over 4,800 rooms and timeshare resort units opened during the second quarter, with systemwide rooms at the end of the second quarter totaling more than 507,000;

•	Marriott repurchased 10.5 million shares of its common stock for $380 million during the second quarter; year-to-date, through July 10, 2006, the company repurchased 20.7 million shares for $733 million;

•	Marriott recycled capital, generating cash proceeds of $810 million through notes receivable payments, the sale of timeshare notes and asset sales in the second quarter. Year-to-date, through June 16, 2006, Marriott has generated cash proceeds of approximately $1 billion from recycled capital;

•	For the full year 2006, the company expects REVPAR for systemwide comparable North American properties to increase 9 to 11 percent and expects house profit margins to expand 225 to 275 basis points.

Exhibit 99

WASHINGTON, D.C. – July 13, 2006 – Marriott International, Inc. (NYSE:MAR) today reported second quarter 2006 net income of $186 million, an increase of 35 percent, and diluted earnings per share (EPS) of $0.43, an increase of 48 percent.

Adjusted net income was $182 million, an increase of 17 percent, and adjusted diluted earnings per share was $0.42, an increase of 27 percent. The 2006 adjusted results exclude the impact of the company’s synthetic fuel business. The 2005 adjusted results exclude the impact of the company’s synthetic fuel business and a $94 million pre-tax charge ($0.13 per share after-tax) due to the non-cash write-off of management agreements in connection with the CTF transaction. The company’s EPS guidance for the 2006 second quarter, disclosed on April 20, 2006, totaled $0.38 to $0.40 and similarly excluded the company’s synthetic fuel business. All per share amounts are adjusted for the company’s two-for-one stock split completed on June 9, 2006.

J.W. Marriott, Jr., Marriott International’s chairman and chief executive officer, said, “Across our portfolio, and throughout our global system, business is exceptionally strong. Our hotels continue to thrive around the world, including such markets as New York, Boston, Atlanta, Miami, Chicago, Orlando, Los Angeles, Hong Kong and Santiago. Business transient and group demand in Western Europe was very strong in advance of this summer’s World Cup competition.

“REVPAR and margin improvements, particularly at large downtown and convention hotels in North America, dramatically increased incentive fees during the quarter. Incentive fees at U.S. managed hotels increased 61 percent. Higher effective room rates resulted from both price increases and improving customer mix. Property-level house profit margins improved due to higher room rates, continued focus on efficiency improvements and higher catering, spa and other property level revenue.

Exhibit 99

“As important as our financial measures, customer satisfaction scores also rose during the quarter reflecting substantial renovation activity in recent years as well as the rollout of new bedding and technology-enabled service initiatives. Marriott’s service initiatives focus on greater guest personalization, pre-arrival emails to help travelers with trip planning, and a virtual concierge that lets guests book spa appointments or golf tee times online anytime. We recently announced the rollout of new online airline check-in and boarding pass stations in Marriott Hotels & Resorts and Renaissance Hotels & Resorts lobbies. We continue to test new technology that further enhances guest experiences.

“Looking ahead, we expect operations to remain strong, with North American comparable company-operated REVPAR increasing 9 to 11 percent in 2006 and property-level house profit margins improving 225 to 275 basis points. We expect to open 25,000 new rooms this year, and our pipeline of hotel rooms under development has expanded to 80,000.”

In the 2006 second quarter (12 week period from March 25, 2006 to June 16, 2006), REVPAR for the company’s comparable worldwide systemwide properties increased 10.4 percent (10.7 percent using constant dollars). Systemwide comparable North American REVPAR increased 10.7 percent in the quarter, with average daily rates up 8.9 percent and occupancy up 1.2 percentage points, to 76.5 percent. REVPAR at the company’s comparable systemwide North American full-service hotels (including Marriott Hotels & Resorts, The Ritz-Carlton, and Renaissance Hotels & Resorts) increased by 10.5 percent during the quarter. North American systemwide REVPAR for the company’s comparable select-service and extended-stay brands (including Courtyard, Fairfield Inn, Residence Inn, TownePlace Suites, and SpringHill Suites) increased 11.0 percent. For the calendar quarter ended June 30, 2006, REVPAR for systemwide comparable North American properties increased 10.0 percent.

Exhibit 99

In the 2006 second quarter, international company-operated comparable REVPAR increased 9.6 percent (11.1 percent using constant dollars) including a 7.1 percent increase in average daily rates and a 1.7 percentage point improvement in occupancy to 75.5 percent. With strong demand from European and South American travelers, REVPAR in the Caribbean and Latin America increased nearly 18 percent (16 percent using constant dollars).

The company continued to experience strong demand in Asia and the United Kingdom while demand in Continental Europe improved in the second quarter, especially in the weeks leading up to the World Cup competition. REVPAR improved 3.1 percent (10.2 percent using constant dollars) in Germany and 4.0 percent (10.8 percent using constant dollars) in France.

Marriott added 33 new properties (4,853 rooms) to its worldwide lodging portfolio in the second quarter, including the elegant 338 room JW Marriott Hotel San Francisco. The company also opened a 227 room Marriott in Leicester, United Kingdom and five Courtyard hotels in Europe. Eleven properties (2,170 rooms) exited the system, including seven first generation Fairfield Inn properties (942 rooms). The Renaissance Hotel in Kapalua, Hawaii, was closed in the second quarter, pending conversion to a Ritz-Carlton Club resort. At quarter-end, the company’s lodging group encompassed 2,789 hotels and timeshare resorts for a total of 507,130 rooms.

Interest in all of the company’s brands continues to strengthen. Owners and franchisees are excited about what Marriott has done to refresh and reposition its brands. Marriott’s worldwide pipeline of hotels under construction, awaiting conversion or approved for development increased to 80,000 rooms, up from 60,000 rooms in the year ago quarter and 75,000 rooms at the end of the 2006 first quarter. New in the pipeline are two exciting hotels under development, part of a venture designed to reinvigorate downtown Los Angeles. “L.A. Live,” is a mixed-use development project that will include two hotels, luxury residences, a 7,000-seat live performance venue, a movie theatre, fine dining and much more. Marriott’s role in the project includes an 877 room Marriott Hotel, a 123 room Ritz-Carlton Hotel and 430,000 square feet of Ritz-Carlton Residences.

Exhibit 99

MARRIOTT REVENUES totaled $2.9 billion in the 2006 second quarter, a 7 percent increase from the same period in 2005. Base and franchise fees rose 13 percent to $227 million as a result of unit growth and strong REVPAR improvement. Incentive fees climbed 48 percent to $77 million, driven by higher property-level house profit margins. Incentive fees in the 2006 second quarter were only $4 million, or 5 percent, shy of the fees earned in the same quarter of 2000, our peak year for earning incentive fees. In the 2006 second quarter, 56 percent of the company’s managed properties paid incentive fees, compared to 42 percent in the year ago quarter.

House profit margins for North American comparable company-operated properties increased 300 basis points during the quarter, while house profit margins for worldwide company-operated properties grew 280 basis points. Higher room rates, strong food and beverage profits and continued cost efficiency measures drove strong margins. Property-level EBITDA margins for comparable North American company-operated properties, calculated as if wholly owned, increased 320 basis points.

Second quarter owned, leased, corporate housing and other revenue benefited from strong results from the owned and leased hotels the company acquired in 2005. Seven hotels were sold during the 2006 second quarter. The company retained long-term management agreements for six of the hotels and obtained a franchise agreement for one hotel. During the 2005 second quarter, owned, leased, corporate housing and other revenue included a $10 million fee for the termination of a hotel management agreement.

Contract sales for the company’s timeshare, fractional and whole-ownership projects, including sales made by joint venture projects, surged 40 percent. Demand was particularly strong at the timeshare sequel project in Maui and new whole ownership joint venture projects under development in San Francisco and Kapalua. Approximately 95 percent of San Francisco’s whole ownership project, under construction, was sold within a month of initiating sales. Demand for our other resorts also continues to be strong, particularly in Las Vegas, Aruba, Hawaii and Orlando.

Exhibit 99

Timeshare interval, fractional and whole ownership sales and services revenue declined one percent in the 2006 second quarter. Reported revenue in the 2006 quarter was constrained by projects in early stages of development which did not reach revenue reporting thresholds, offset somewhat by higher revenues from marketing-related villa rentals. In contrast, the 2005 quarter reflected very strong financially reportable sales at projects at or nearing sell-out.

Timeshare interval, fractional and whole ownership sales and services revenue, net of direct expenses, declined 36 percent reflecting substantial sales and marketing costs for new projects in the early stages of development. Under the new timeshare accounting rules, most sales and marketing costs are expensed as incurred.

In the second half of 2006, the company plans to begin sales at the Marriott timeshare project in St. Kitts, and the Ritz-Carlton fractional and whole ownership projects in Miami Beach, and Kauai, Hawaii.

LODGING OPERATING INCOME for the second quarter of 2006 was $252 million compared to $77 million in the second quarter of 2005. In the 2006 quarter, strong results reflected outstanding fee growth from managed and franchised hotels and increased profits from owned and leased properties that the company acquired in 2005. General and administrative expenses were down 50 percent, to $141 million, primarily due to 2005 non comparable items. General and administrative expenses in the 2006 second quarter included $9 million associated with the new accounting rules requiring the expensing of all share-based compensation, offset by $2 million of foreign exchange gains, $4 million favorable impact related to the reversal of a guarantee reserve at one hotel, and $6 million lower deferred compensation expense. In the 2005 second quarter, the company recorded a $94 million charge associated with the CTF transaction, primarily related to the non-cash write-off of management agreements, $29 million of incentives paid to owners and franchisees to accelerate the roll-out of the new bedding program, $6 million related to guarantees at two hotels and a $12 million payment made to retain a management agreement.

SYNTHETIC FUEL operations contributed approximately $0.01 per share of after-tax earnings during the 2006 second quarter, compared to $0.09 in the year ago quarter. Lower synthetic fuel earnings reflected the suspension of production in April and an estimated 38 percent phase out of the 2006 tax credits due to higher oil prices.

Exhibit 99

Excluding the impact of our synthetic fuel operations, the effective tax rate was approximately 35.9 percent in the second quarter of 2006. The company expects the tax rate for 2006, excluding synthetic fuel operations, to approximate 34.9 percent.

GAINS AND OTHER INCOME totaled $48 million (or $45 million excluding synthetic fuel) and included a $40 million gain on the sale of timeshare mortgage notes, $9 million of net gains from the sale of real estate, $29 million of net gains from the sale of our interest in four joint ventures and $4 million of preferred returns and other income. These gains were partially offset by a $37 million non-cash charge to adjust the carrying amount of a straight line rent receivable associated with a land lease which is subject to a purchase option that is likely to be exercised. Prior year’s second quarter gains included a $29 million gain on the sale of timeshare mortgage notes, $22 million of gains resulting from the sale or refinancing of real estate loans and $4 million of other gains.

INTEREST EXPENSE increased $9 million to $30 million, primarily due to higher commercial paper balances and higher interest rates. The company issued $350 million of new senior debt on June 14, 2006.

INTEREST INCOME totaled $12 million during the quarter, down from $25 million in the year ago quarter, primarily driven by loan repayments in 2005.

At the end of the 2006 second quarter, total debt was $1,561 million and cash balances totaled $364 million, compared to $1,737 million in total debt and $203 million of cash at the end of 2005. Consistent with the company’s strategy, Marriott recycled capital and generated cash proceeds of $810 million in the second quarter. The proceeds included $242 million from the sale of timeshare notes, $201 million from the sale of the company’s interests in four joint ventures (including the joint venture with Whitbread), $355 million from the sale of seven properties (including five hotels acquired in 2005 as part of the transaction with CTF Holdings Ltd), and $12 million from notes receivable repayments. The company used part of the proceeds to repurchase 10.5 million shares of common stock in the second quarter of 2006 at a cost of $380 million. Year-to-date, through July 10, 2006, the company repurchased 20.7 million shares of common stock at a cost of $733 million. The remaining share repurchase authorization, as of July 10, 2006, totaled 15 million shares.

Exhibit 99

OUTLOOK

The company expects North American company-operated REVPAR to increase 9 to 11 percent in 2006. Assuming a 225 to 275 basis point improvement in house profit margins and approximately 25,000 new room openings (gross), the company expects total fee revenue of $1,190 million to $1,210 million, an increase of 16 to 18 percent.

The company expects timeshare interval, fractional and whole ownership sales and services revenues, net of expenses, will decline approximately 3 percent in 2006, reflecting lower contract sales in 2005 resulting from limited inventory, and higher sales and marketing costs associated with new projects. With strong customer interest in the company’s new projects, Marriott continues to expect contract sales (including joint venture sales) to increase roughly 40 percent in 2006.

General, administrative and other expenses are expected to decline approximately 12 to 14 percent in 2006 to $650 million to $660 million from $753 million in 2005. The comparison reflects the impact in 2005 of the $94 million charge associated with the CTF transaction and $30 million in bedding incentives. This 2006 guidance includes an approximately $37 million pre-tax impact of the FAS No. 123(R), requiring the expensing of all share-based compensation (including stock options).

Given these above items, the company estimates that lodging operating income will total $950 million to $980 million in 2006, an increase of 36 to 40 percent over 2005.

The company expects lodging gains and other income to total approximately $130 million in 2006 (including approximately $75 million in timeshare mortgage note sale gains).

Net interest expense is expected to total $80 million, an increase of $25 million, primarily driven by loan repayments in 2005 resulting in reduced interest income, as well as higher average debt levels and interest rates.

Exhibit 99

Given the continued high level of oil prices and the uncertainty surrounding the availability of 2006 tax credits, the company suspended production at its four synthetic fuel facilities in April 2006. The company cannot yet predict whether or when the facilities will restart production and, as such, is unable to provide guidance for 2006 earnings from the synthetic fuel business. The net book value of the four facilities at the end of the second quarter 2006 was $15 million.

The company estimates North American company-operated REVPAR will grow 8 to 10 percent in the third quarter of 2006, with house profit margin growth of 225 to 275 basis points.

Under the above assumptions, the company currently estimates the following results for the third quarter and full year 2006:

	Third Quarter 2006	Full Year 2006

Total fee revenue	$250 million to $255 million	$1,190 million to $1,210 million

Owned, leased, corporate housing and other, net of direct expenses	Approx. $35 million	Approx. $170 million

Timeshare interval, fractional and whole ownership sales and services, net of direct expenses	Approx. $65 million	Approx. $250 million

General, administrative & other expenses[1]	Approx. $155 million	$650 million to $660 million

Lodging operating income [1]	$195 million to $200 million	$950 million to $980 million

Gains (excluding synthetic fuel)	Approx. $10 million	Approx. $130 million[2]

Net interest expense[3]	Approx. $20 million	Approx $80 million

Equity in earnings/(losses)	$0 - $5 million	$10 million to $15 million

Earnings per share from synthetic fuel	No guidance	No guidance

Earnings per share excluding synthetic fuel[1,4]	$0.28 to $0.30	$1.52 to $1.57

Effective tax rate excluding synthetic fuel	34.9 percent	34.9 percent

[1]	Full year 2006 includes pre-tax expense of $37 million ($0.06 per share) associated with the adoption of FAS No. 123(R) ($9 million ($0.01 per share) for the 2006 third quarter).
[2]	Includes timeshare mortgage note sale gains. Excludes $1 million loss reported year-to-date from the synthetic fuel business.
[3]	Includes interest expense, provision for loan losses and interest income.
[4]	Full year estimate is before the cumulative effect of a change in accounting principle associated with the new timeshare accounting rules. The company recorded an after-tax charge of $105 million ($0.24 per share) in the 2006 first quarter.

Exhibit 99

The company expects investment spending in 2006 to total approximately $950 million to $1 billion, including $50 million for maintenance capital spending, $325 million to $350 million for capital expenditures and acquisitions, $125 million to $135 million for timeshare development, $75 million in new mezzanine financing and mortgage loans for hotels developed by owners and franchisees, and approximately $375 million to $390 million in equity and other investments (including timeshare equity investments).

Marriott International, Inc. (NYSE:MAR) will conduct its quarterly earnings review for the investment community and news media on Thursday, July 13, 2006 at 10 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at http://www.marriott.com/investor. To listen, click the “Recent Investor News” tab and then click on the quarterly conference call link. A replay will be available on the Internet until August 13, 2006.

The telephone dial-in number for the conference call is 913-981-5509. A telephone replay of the conference call will also be available by telephone from 1 p.m. ET, Thursday, July 13, 2006 until Thursday, July 20, 2006 at 8 p.m. ET. To access the recording, call 719-457-0820. The reservation number for the recording is 7343492.

Note: This press release contains “forward-looking statements” within the meaning of federal securities laws, including REVPAR, profit margin and earning trends; statements concerning the number of lodging properties we expect to add in future years; our expected investment spending; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including the duration and full extent of the current growth environment in both the economy and the lodging industry; supply and demand changes for hotel rooms, timeshare interval, fractional and whole ownership products, and corporate housing; competitive conditions in the lodging industry; relationships with clients and property owners; the availability of capital to finance hotel growth and refurbishment; and matters referred to in our most recent quarterly report on Form 10-Q under the heading “Risks Factors”, any of which could cause actual results to differ materially from those expressed in or implied by the statements herein. These statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Exhibit 99

MARRIOTT INTERNATIONAL, INC. (NYSE:MAR) is a leading lodging company with nearly 2,800 lodging properties in the United States and 66 other countries and territories. Marriott International operates and franchises hotels under the Marriott, JW Marriott, The Ritz-Carlton, Renaissance, Residence Inn, Courtyard, TownePlace Suites, Fairfield Inn, SpringHill Suites and Bulgari brand names; develops and operates vacation ownership resorts under the Marriott Vacation Club International, Horizons, The Ritz-Carlton Club and Grand Residences by Marriott brands; operates Marriott Executive Apartments; provides furnished corporate housing through its Marriott ExecuStay division; and operates conference centers. Marriott is also in the synthetic fuel business. The company is headquartered in Washington, D.C., and had approximately 143,000 employees at 2005 year-end. In fiscal year 2005, Marriott International reported sales from continuing operations of $11.6 billion. For more information or reservations, please visit our web site at www.marriott.com.

IRPR#1

Tables follow

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Financial Highlights

(in millions, except per share amounts)

	12 Weeks Ended June 16, 2006			12 Weeks Ended June 17, 2005
	Lodging	Synthetic Fuel	Total	Lodging	Synthetic Fuel	Total	Percent Better/ (Worse)
REVENUES
Base management fees	$134	$—	$134	$123	$—	$123	9
Franchise fees	93	—	93	78	—	78	19
Incentive management fees	77	—	77	52	—	52	48
Owned, leased, corporate housing and other revenue [1]	272	—	272	180	—	180	51
Timeshare interval, fractional and whole ownership sales and services [2]	331	—	331	335	—	335	(1)
Cost reimbursements [3]	1,905	—	1,905	1,795	—	1,795	6
Synthetic fuel	—	39	39	—	98	98	(60)

Total Revenues	2,812	39	2,851	2,563	98	2,661	7

OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct [4]	225	—	225	138	—	138	(63)
Timeshare - direct	289	—	289	269	—	269	(7)
Reimbursed costs	1,905	—	1,905	1,795	—	1,795	(6)
General, administrative and other [5]	141	—	141	284	—	284	50
Synthetic fuel	—	57	57	—	134	134	57

Total Expenses	2,560	57	2,617	2,486	134	2,620	—

OPERATING INCOME (LOSS)	$252	$(18)	234	$77	$(36)	41	471

Gains and other income [6]			48			63	(24)
Interest expense			(30)			(21)	(43)
Interest income			12			25	(52)
Reversal of provision for loan losses			1			—	*
Equity in earnings [7]			6			6	—

INCOME BEFORE INCOME TAXES, MINORITY INTEREST AND CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE			271			114	138

(Provision) benefit for income taxes			(85)			20	*

INCOME BEFORE MINORITY INTEREST AND CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE			186			134	39

Minority interest			—			4	(100)

INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE			186			138	35

Cumulative effect of change in accounting principle, net of tax [8]			—			—	*

NET INCOME			$186			$138	35

EARNINGS PER SHARE - Basic [9]
Earnings before cumulative effect of change in accounting principle			$0.45			$0.31	45
Losses from cumulative effect of change in accounting principle			—			—	*

Earnings per share			$0.45			$0.31	45

EARNINGS PER SHARE - Diluted [9]
Earnings before cumulative effect of change in accounting principle			$0.43			$0.29	48
Losses from cumulative effect of change in accounting principle			—			—	*

Earnings per share			$0.43			$0.29	48

Basic Shares [9]			412.5			440.9
Diluted Shares [9]			436.6			468.9

*	Percent can not be calculated or is not meaningful.
[1]–	Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, revenue from our ExecuStay business, land rent income and other revenue.
[2]–	Timeshare interval, fractional and whole ownership sales and services includes total timeshare revenue except for base fees, cost reimbursements, gains, and joint venture earnings (losses).
[3]–	Cost reimbursements include reimbursements from lodging and timeshare properties for Marriott funded operating expenses.
[4]–	Owned, leased and corporate housing - direct expenses include operating expenses related to our owned or leased hotels, including lease payments, pre-opening expenses and depreciation, plus expenses related to our ExecuStay business.
[5]–	General, administrative and other expenses include the overhead costs allocated to our lodging business segments (including ExecuStay and timeshare) and our unallocated corporate overhead costs and general expenses. Expenses in 2005 included a $94 million charge associated with the CTF transaction as well as charges totaling $29 million associated with our bedding incentive program.
[6]–	Gains and other income includes gains on the sale of real estate, note sales, joint ventures and timeshare note receivable securitizations, income related to our cost method joint ventures, and the net earn-out payments associated with our synthetic fuel operations. It is our understanding that discussions among rule-makers about the income statement presentation of gains from note securitizations have taken place in recent weeks and we are monitoring those developments. If the Securities and Exchange Commission or other accounting rule making organizations change the required presentation of gains associated with note securitizations, we would adjust our presentation accordingly.
[7]–	Equity in earnings includes our equity in earnings of unconsolidated joint ventures.
[8]–	Cumulative effect of change in accounting principle, net of tax is associated with the adoption, in the 2006 first quarter, of Statement of Position 04-2, “Accounting for Real Estate Time-sharing Transactions” which was issued by the American Institute of Certified Public Accountants.
[9]–	All share and per share amounts reflect the June 9, 2006, two-for-one stock split effected in the form of a stock dividend.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Financial Highlights

(in millions, except per share amounts)

	24 Weeks Ended June 16, 2006			24 Weeks Ended June 17, 2005
	Lodging	Synthetic Fuel	Total	Lodging	Synthetic Fuel	Total	Percent Better/ (Worse)
REVENUES
Base management fees	$261	$—	$261	$234	$—	$234	12
Franchise fees	175	—	175	148	—	148	18
Incentive management fees	136	—	136	102	—	102	33
Owned, leased, corporate housing and other revenue [1]	526	—	526	347	—	347	52
Timeshare interval, fractional and whole ownership sales and services [2]	637	—	637	681	—	681	(6)
Cost reimbursements [3]	3,725	—	3,725	3,477	—	3,477	7

Synthetic fuel	—	96	96	—	206	206	(53)

Total Revenues	5,460	96	5,556	4,989	206	5,195	7

OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct [4]	433	—	433	283	—	283	(53)
Timeshare - direct	529	—	529	541	—	541	2
Reimbursed costs	3,725	—	3,725	3,477	—	3,477	(7)
General, administrative and other [5]	291	—	291	408	—	408	29
Synthetic fuel	—	141	141	—	287	287	51

Total Expenses	4,978	141	5,119	4,709	287	4,996	(2)

OPERATING INCOME (LOSS)	$482	$(45)	437	$280	$(81)	199	120

Gains and other income [6]			82			58	41
Interest expense			(57)			(45)	(27)
Interest income			23			52	(56)
Reversal of provision for loan losses (provision for loan losses)			3			(11)	*
Equity in earnings [7]			3			1	200

INCOME BEFORE INCOME TAXES, MINORITY INTEREST AND CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE			491			254	93

(Provision) benefit for income taxes			(141)			15	*

INCOME BEFORE MINORITY INTEREST AND CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE			350			269	30

Minority interest			6			14	(57)

INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE			356			283	26

Cumulative effect of change in accounting principle, net of tax [8]			(105)			—	*

NET INCOME			$251			$283	(11)

EARNINGS PER SHARE - Basic [9]
Earnings before cumulative effect of change in accounting principle			$0.86			$0.63	37
Losses from cumulative effect of change in accounting principle			(0.25)			—	*

Earnings per share			$0.61			$0.63	(3)

EARNINGS PER SHARE - Diluted [9]
Earnings before cumulative effect of change in accounting principle			$0.81			$0.60	35
Losses from cumulative effect of change in accounting principle			(0.24)			—	*

Earnings per share			$0.57			$0.60	(5)

Basic Shares [9]			412.1			446.0
Diluted Shares [9]			438.9			475.5

*	Percent can not be calculated or is not meaningful.
[1]–	Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, revenue from our ExecuStay business, land rent income and other revenue.
[2]–	Timeshare interval, fractional and whole ownership sales and services includes total timeshare revenue except for base fees, cost reimbursements, gains, and joint venture earnings (losses).
[3]–	Cost reimbursements include reimbursements from lodging and timeshare properties for Marriott funded operating expenses.
[4]–	Owned, leased and corporate housing - direct expenses include operating expenses related to our owned or leased hotels, including lease payments, pre-opening expenses and depreciation, plus expenses related to our ExecuStay business.
[5]–	General, administrative and other expenses include the overhead costs allocated to our lodging business segments (including ExecuStay and timeshare) and our unallocated corporate overhead costs and general expenses. Expenses in 2005 included a $94 million charge associated with the CTF transaction as well as charges totaling $29 million associated with our bedding incentive program.
[6]–	Gains and other income includes gains on the sale of real estate, note sales, joint ventures and timeshare note receivable securitizations, income related to our cost method joint ventures, and the net earn-out payments associated with our synthetic fuel operations. It is our understanding that discussions among rule-makers about the income statement presentation of gains from note securitizations have taken place in recent weeks and we are monitoring those developments. If the Securities and Exchange Commission or other accounting rule making organizations change the required presentation of gains associated with note securitizations, we would adjust our presentation accordingly.
[7]–	Equity in earnings includes our equity in earnings of unconsolidated joint ventures.
[8]–	Cumulative effect of change in accounting principle, net of tax is associated with the adoption, in the 2006 first quarter, of Statement of Position 04-2, “Accounting for Real Estate Time-sharing Transactions” which was issued by the American Institute of Certified Public Accountants.
[9]–	All share and per share amounts reflect the June 9, 2006, two-for-one stock split effected in the form of a stock dividend.

Exhibit 99

Marriott International, Inc.

Business Segments

($ in millions)

	Twelve Weeks Ended		Percent Better/ (Worse)
	June 16, 2006	June 17, 2005
REVENUES

Full-Service	$1,937	$1,751	11%
Select-Service	332	293	13%
Extended-Stay	156	136	15%
Timeshare	387	383	1%

Total lodging [1]	2,812	2,563	10%
Synthetic fuel	39	98	-60%

Total	$2,851	$2,661	7%

INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE

Full-Service	$169	$30	*
Select-Service	72	48	50%
Extended-Stay	26	13	100%
Timeshare	68	80	-15%

Total lodging financial results [1]	335	171	96%
Synthetic fuel (after-tax)	4	44	-91%
Unallocated corporate expenses	(32)	(33)	3%
Interest income, provision for loan losses and interest expense (excluding Synthetic Fuel)	(19)	4	*
Income taxes (excluding Synthetic Fuel)	(102)	(48)	-113%

Total	$186	$138	35%

*	Calculated percentage is not meaningful.
[1]	We consider lodging revenues and lodging financial results to be meaningful indicators of our performance because they measure our growth in profitability as a lodging company and enable investors to compare the sales and results of our lodging operations to those of other lodging companies.

Exhibit 99

Marriott International, Inc.

Business Segments

($ in millions)

	Twenty-Four Weeks Ended		Percent Better/ (Worse)
	June 16, 2006	June 17, 2005
REVENUES

Full-Service	$3,779	$3,380	12%
Select-Service	638	565	13%
Extended-Stay	300	262	15%
Timeshare	743	782	-5%

Total lodging [1]	5,460	4,989	9%
Synthetic fuel	96	206	-53%

Total	$5,556	$5,195	7%

INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE

Full-Service	$358	$146	145%
Select-Service	117	81	44%
Extended-Stay	46	29	59%
Timeshare	119	143	-17%

Total lodging financial results [1]	640	399	60%
Synthetic fuel (after-tax)	7	62	-89%
Unallocated corporate expenses	(71)	(59)	-20%
Interest income, provision for loan losses and interest expense (excluding Synthetic Fuel)	(33)	(4)	*
Income taxes (excluding Synthetic Fuel)	(187)	(115)	-63%

Total	$356	$283	26%

*	Calculated percentage is not meaningful.
[1]	We consider lodging revenues and lodging financial results to be meaningful indicators of our performance because they measure our growth in profitability as a lodging company and enable investors to compare the sales and results of our lodging operations to those of other lodging companies.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Total Lodging Products 1

	Number of Properties			Number of Rooms/Suites
Brand	June 16, 2006	June 17, 2005	Change vs. June 17, 2005	June 16, 2006	June 17, 2005	Change vs. June 17, 2005
Full-Service Lodging
Marriott Hotels & Resorts	517	499	18	186,259	181,184	5,075
The Ritz-Carlton	60	58	2	19,382	18,931	451
Renaissance Hotels & Resorts	136	136	—	48,188	48,129	59
Bulgari Hotel & Resort	1	1	—	58	58	—
Ramada International	2	4	(2)	332	724	(392)
Select-Service Lodging
Courtyard	711	668	43	102,402	96,239	6,163
Fairfield Inn	521	515	6	47,305	47,397	(92)
SpringHill Suites	145	134	11	16,953	15,557	1,396
Extended-Stay Lodging
Residence Inn	500	475	25	60,050	56,458	3,592
TownePlace Suites	123	118	5	12,389	11,935	454
Marriott Executive Apartments	17	16	1	2,804	2,809	(5)
Timeshare [2]
Marriott Vacation Club International	44	44	—	9,876	9,160	716
The Ritz-Carlton Club	6	4	2	477	273	204
Grand Residences by Marriott	2	2	—	313	248	65
Horizons by Marriott Vacation Club	2	2	—	328	328	—

Total	2,787	2,676	111	507,116	489,430	17,686

	Number of Timeshare Resorts[2]
	Total[3]	In Active Sales
100% Company Developed
Marriott Vacation Club International	43	23
The Ritz-Carlton Club	3	2
Grand Residences by Marriott	3	3
Horizons by Marriott Vacation Club	2	2
Joint Ventures
Marriott Vacation Club International	1	1
The Ritz-Carlton Club	4	4
Grand Residences by Marriott	—	—

Total	56	35

[1]	Total Lodging Products does not include the 2,005 Marriott ExecuStay corporate housing rental units.
[2]	Includes products in active sales which are not ready for occupancy.
[3]	Includes resorts that are in active sales as well as those that are sold out.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Comparable Company-Operated North American Properties 1

	Twelve Weeks Ended June 16, 2006 and June 17, 2005
	REVPAR		Occupancy			Average Daily Rate
Brand	2006	vs. 2005	2006	vs. 2005		2006	vs. 2005
Marriott Hotels & Resorts	$129.97	9.3%	76.3%	0.1	% pts.	$170.31	9.2%
The Ritz-Carlton[2]	$252.81	10.4%	77.7%	2.6	% pts.	$325.44	6.7%
Renaissance Hotels & Resorts	$129.89	15.7%	77.2%	3.1	% pts.	$168.34	11.1%
Composite - Full-Service	$142.47	10.3%	76.6%	0.8	% pts.	$186.05	9.2%
Residence Inn	$97.12	9.3%	82.0%	0.4	% pts.	$118.38	8.8%
Courtyard	$89.71	12.3%	75.2%	0.7	% pts.	$119.35	11.2%
TownePlace Suites	$61.95	13.3%	79.4%	1.6	% pts.	$78.00	11.0%
SpringHill Suites	$81.47	12.9%	78.5%	0.7	% pts.	$103.79	11.9%
Composite - Select-Service & Extended-Stay	$89.45	11.6%	77.5%	0.7	% pts.	$115.41	10.5%
Composite - All	$119.92	10.7%	77.0%	0.8	% pts.	$155.80	9.6%

Comparable Systemwide North American Properties 1

	Twelve Weeks Ended June 16, 2006 and June 17, 2005
	REVPAR		Occupancy			Average Daily Rate
Brand	2006	vs. 2005	2006	vs. 2005		2006	vs. 2005
Marriott Hotels & Resorts	$115.72	9.8%	74.1%	0.7	% pts.	$156.14	8.8%
The Ritz-Carlton[2]	$252.81	10.4%	77.7%	2.6	% pts.	$325.44	6.7%
Renaissance Hotels & Resorts	$118.06	14.3%	75.8%	2.4	% pts.	$155.76	10.7%
Composite - Full-Service	$124.91	10.5%	74.6%	1.1	% pts.	$167.46	8.9%
Residence Inn	$93.12	9.2%	81.9%	0.8	% pts.	$113.72	8.2%
Courtyard	$89.45	11.3%	76.5%	1.2	% pts.	$116.91	9.7%
Fairfield Inn	$60.85	12.4%	74.5%	2.2	% pts.	$81.72	9.1%
TownePlace Suites	$62.96	12.2%	79.4%	1.4	% pts.	$79.25	10.3%
SpringHill Suites	$77.65	12.5%	78.3%	1.8	% pts.	$99.16	10.0%
Composite - Select-Service & Extended-Stay	$82.05	11.0%	77.8%	1.3	% pts.	$105.52	9.1%
Composite - All	$99.26	10.7%	76.5%	1.2	% pts.	$129.78	8.9%

[1]	Composite - All statistics include properties for the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Courtyard, Residence Inn, TownePlace Suites, Fairfield Inn, and SpringHill Suites brands. Full-Service composite statistics include properties for Marriott Hotels & Resorts, Renaissance Hotels & Resorts and The Ritz-Carlton. Select-Service and Extended-Stay composite statistics include properties for the Courtyard, Residence Inn, TownePlace Suites, Fairfield Inn and SpringHill Suites brands.
[2]	Statistics for The Ritz-Carlton are for March through May.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Comparable Company-Operated North American Properties 1

	Twenty-Four Weeks Ended June 16, 2006 and June 17, 2005
	REVPAR		Occupancy			Average Daily Rate
Brand	2006	vs. 2005	2006	vs. 2005		2006	vs. 2005
Marriott Hotels & Resorts	$123.14	8.7%	72.8%	0.0	% pts.	$169.07	8.7%
The Ritz-Carlton[2]	$242.14	10.8%	75.3%	3.5	% pts.	$321.50	5.6%
Renaissance Hotels & Resorts	$120.54	14.5%	74.1%	2.8	% pts.	$162.72	10.1%
Composite - Full-Service	$132.89	9.8%	73.2%	0.7	% pts.	$181.45	8.7%
Residence Inn	$93.31	9.8%	79.4%	0.2	% pts.	$117.56	9.4%
Courtyard	$85.45	11.9%	71.8%	0.4	% pts.	$119.10	11.2%
TownePlace Suites	$58.88	13.2%	75.8%	1.4	% pts.	$77.66	11.2%
SpringHill Suites	$75.11	10.1%	73.2%	-0.7	% pts.	$102.56	11.2%
Composite - Select-Service & Extended-Stay	$85.27	11.3%	74.1%	0.4	% pts.	$115.00	10.7%
Composite - All	$112.42	10.3%	73.6%	0.6	% pts.	$152.69	9.4%

Comparable Systemwide North American Properties 1

	Twenty-Four Weeks Ended June 16, 2006 and June 17, 2005
	REVPAR		Occupancy			Average Daily Rate
Brand	2006	vs. 2005	2006	vs. 2005		2006	vs. 2005
Marriott Hotels & Resorts	$111.14	9.8%	71.4%	0.9	% pts.	$155.69	8.4%
The Ritz-Carlton[2]	$242.14	10.8%	75.3%	3.5	% pts.	$321.50	5.6%
Renaissance Hotels & Resorts	$111.09	13.7%	72.8%	2.5	% pts.	$152.58	9.9%
Composite - Full-Service	$118.18	10.4%	71.8%	1.3	% pts.	$164.59	8.5%
Residence Inn	$89.79	9.6%	79.5%	1.1	% pts.	$112.88	8.2%
Courtyard	$84.63	11.3%	73.0%	1.1	% pts.	$115.95	9.6%
Fairfield Inn	$56.59	13.2%	70.1%	2.4	% pts.	$80.74	9.4%
TownePlace Suites	$60.10	12.6%	76.1%	1.5	% pts.	$78.99	10.5%
SpringHill Suites	$73.33	12.7%	74.5%	1.8	% pts.	$98.38	10.0%
Composite - Select-Service & Extended-Stay	$77.87	11.2%	74.3%	1.4	% pts.	$104.74	9.1%
Composite - All	$93.91	10.8%	73.3%	1.4	% pts.	$128.05	8.7%

[1]	Composite - All statistics include properties for the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Courtyard, Residence Inn, TownePlace Suites, Fairfield Inn, and SpringHill Suites brands. Full-Service composite statistics include properties for Marriott Hotels & Resorts, Renaissance Hotels & Resorts and The Ritz-Carlton. Select-Service and Extended-Stay composite statistics include properties for the Courtyard, Residence Inn, TownePlace Suites, Fairfield Inn and SpringHill Suites brands.
[2]	Statistics for The Ritz-Carlton are for January through May.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

(Constant $)

Comparable Company-Operated International Properties 1,2

	Three Months Ended May 31, 2006 and May 31, 2005
	REVPAR		Occupancy			Average Daily Rate
Region/Brand[3]	2006	vs. 2005	2006	vs. 2005		2006	vs. 2005
Caribbean & Latin America	$130.27	16.0%	77.7%	3.8	% pts.	$167.65	10.2%
Continental Europe	$105.81	10.3%	73.8%	3.7	% pts.	$143.45	4.8%
United Kingdom	$167.12	13.7%	78.7%	3.5	% pts.	$212.32	8.6%
Middle East & Africa	$108.24	13.5%	74.1%	-1.3	% pts.	$146.13	15.5%
Asia Pacific[4]	$97.21	10.8%	76.2%	1.1	% pts.	$127.60	9.2%

The Ritz-Carlton International	$163.71	7.1%	71.9%	-2.7	% pts.	$227.60	11.0%

Total International[5]	$115.01	11.1%	75.5%	1.7	% pts.	$152.37	8.6%

Worldwide[6]	$118.56	10.8%	76.6%	1.0	% pts.	$154.86	9.4%

Comparable Systemwide International Properties 1,2

	Three Months Ended May 31, 2006 and May 31, 2005
	REVPAR		Occupancy			Average Daily Rate
Region/Brand[3]	2006	vs. 2005	2006	vs. 2005		2006	vs. 2005
Caribbean & Latin America	$124.45	12.6%	75.8%	2.0	% pts.	$164.26	9.7%
Continental Europe	$104.11	11.1%	71.3%	3.2	% pts.	$146.06	6.0%
United Kingdom	$146.49	11.3%	74.1%	2.2	% pts.	$197.60	7.9%
Middle East & Africa	$100.52	14.2%	73.3%	-1.4	% pts.	$137.09	16.3%
Asia Pacific[4]	$97.91	9.8%	76.4%	1.0	% pts.	$128.13	8.4%

The Ritz-Carlton International	$163.71	7.1%	71.9%	-2.7	% pts.	$227.60	11.0%

Total International[5]	$112.16	10.7%	74.4%	1.1	% pts.	$150.77	9.0%

Worldwide[6]	$101.49	10.7%	76.1%	1.2	% pts.	$133.33	9.0%

[1]	International financial results are reported on a period-end basis, while International statistics are reported on a month-end basis.
[2]	Statistics are in constant dollars for March through May. Excludes North America (except for Worldwide).
[3]	Regional information includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts and Courtyard brands. Does not include The Ritz-Carlton International brand.
[4]	Does not include Hawaii.
[5]	Includes Hawaii.
[6]	Includes international statistics for the three calendar months ended May 31, 2006 and May 31, 2005, and North American statistics for the twelve weeks ended June 16, 2006 and June 17, 2005. Includes the Marriott Hotels & Resorts, The Ritz-Carlton, Renaissance Hotels & Resorts, Residence Inn, Courtyard, TownePlace Suites, Fairfield Inn and SpringHill Suites brands.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

(Constant $)

Comparable Company-Operated International Properties 1,2

	Five Months Ended May 31, 2006 and May 31, 2005
	REVPAR		Occupancy			Average Daily Rate
Region/Brand[3]	2006	vs. 2005	2006	vs. 2005		2006	vs. 2005
Caribbean & Latin America	$134.44	13.8%	78.2%	3.4	% pts.	$171.92	8.8%
Continental Europe	$95.06	8.4%	68.6%	3.0	% pts.	$138.61	3.6%
United Kingdom	$159.02	14.0%	75.7%	3.2	% pts.	$210.06	9.2%
Middle East & Africa	$103.86	11.2%	70.5%	-2.6	% pts.	$147.34	15.3%
Asia Pacific[4]	$93.13	12.5%	75.0%	1.4	% pts.	$124.10	10.4%

The Ritz-Carlton International	$155.04	5.4%	69.6%	-2.9	% pts.	$222.84	9.9%

Total International[5]	$109.75	10.7%	73.1%	1.4	% pts.	$150.23	8.6%

Worldwide[6]	$111.78	10.4%	73.5%	0.8	% pts.	$152.10	9.2%

Comparable Systemwide International Properties 1,2

	Five Months Ended May 31, 2006 and May 31, 2005
	REVPAR		Occupancy			Average Daily Rate
Region/Brand[3]	2006	vs. 2005	2006	vs. 2005		2006	vs. 2005
Caribbean & Latin America	$123.05	11.2%	75.0%	2.7	% pts.	$164.09	7.2%
Continental Europe	$93.17	9.3%	66.2%	2.7	% pts.	$140.68	4.9%
United Kingdom	$137.66	12.4%	70.7%	2.7	% pts.	$194.83	8.0%
Middle East & Africa	$97.33	12.3%	69.9%	-2.6	% pts.	$139.23	16.5%
Asia Pacific[4]	$94.17	11.8%	75.2%	1.2	% pts.	$125.27	10.0%

The Ritz-Carlton International	$155.04	5.4%	69.6%	-2.9	% pts.	$222.84	9.9%

Total International[5]	$106.26	10.2%	71.8%	1.1	% pts.	$148.05	8.5%

Worldwide[6]	$95.74	10.7%	73.1%	1.3	% pts.	$130.96	8.7%

[1]	International financial results are reported on a period-end basis, while International statistics are reported on a month-end basis.
[2]	Statistics are in constant dollars for January through May. Excludes North America (except for Worldwide).
[3]	Regional information includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts and Courtyard brands. Does not include The Ritz-Carlton International brand.
[4]	Does not include Hawaii.
[5]	Includes Hawaii.
[6]	Includes international statistics for the five calendar months ended May 31, 2006 and May 31, 2005, and North American statistics for the twenty-four weeks ended June 16, 2006 and June 17, 2005. Includes the Marriott Hotels & Resorts, The Ritz-Carlton, Renaissance Hotels & Resorts, Residence Inn, Courtyard, TownePlace Suites, Fairfield Inn and SpringHill Suites brands.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measures

In our press release and schedules we report certain financial measures that are not prescribed or authorized by United States generally-accepted accounting principles (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the tables on the following pages reconcile the most directly comparable generally accepted accounting principle measures to the non-GAAP measures (identified by a double asterisk on the following pages) that we refer to in our press release. Although our management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures are not alternatives to operating income, income from continuing operations, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and/or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Synthetic Fuel. We do not consider the Synthetic Fuel segment to be related to our core business, which is lodging. In addition, management expects the Synthetic Fuel segment will no longer have a material impact on our business after the end of 2007, when the Internal Revenue Code provision which provides for synthetic fuel tax credits expires, or earlier if the company elects to make its present synthetic fuel production shutdown permanent. Accordingly, our management evaluates non-GAAP measures which exclude the impact of our Synthetic Fuel segment because those measures allow for period-over-period comparisons of our on-going core lodging operations. In addition, these non-GAAP measures facilitate management’s comparison of our results with the results of other lodging companies.

CTF transaction. Some of the non-GAAP measures are further adjusted to exclude the impact of the $94 million pre-tax charge (2005 second quarter) associated with the agreements we entered into with CTF Holdings Ltd. and its affiliates (“the CTF transaction”). That charge was primarily non-cash and primarily due to the write-off of deferred contract acquisition costs associated with the termination of management agreements. GAAP reporting for the CTF transaction charge does not reflect the fact that the company entered into new management agreements as part of the CTF transaction, which substantially replaced the terminated management agreements. Accordingly, our management evaluates the non-GAAP measures which exclude the CTF transaction charge because those measures allow for period-over-period comparisons relative to our on-going core lodging operations before material charges, and in particular because those non-GAAP measures recognize the new management agreements that were entered into as part of the CTF transaction and the resulting continuity of management for the hotels in question. In addition, these non-GAAP measures facilitate management’s comparison of our results with the results of other lodging companies.

Leveraged lease impairment charge and discontinued operations. Management evaluates non-GAAP measures that exclude the $17 million leveraged lease impairment charge recorded in the 2005 third quarter and discontinued operations in order to better assess the period-over-period performance of our on-going core operating business. Management does not consider the leveraged lease investment to be related to our core lodging business. In addition, non-GAAP measures which exclude these non-lodging items facilitate management’s comparison of our results with the results of other lodging companies.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure Reconciliation

Lodging Operating Income

($ in millions)

	Fiscal Year 2006
			Range		Range
	First Quarter	Second Quarter	Estimated Third Quarter	Estimated Third Quarter	Estimated Full Year	Estimated Full Year
Operating income	$203	$234	***	***	***	***
Add back: Synthetic Fuel operating loss ***	27	18	***	***	***	***

Lodging operating income **	$230	$252	$195	$200	$950	$980

	Fiscal Year 2005
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Operating income as reported	$158	$41	$135	$221	$555
Add back: Synthetic Fuel operating loss	45	36	34	29	144

Lodging operating income **	$203	$77	$169	$250	$699

**	Denotes non-GAAP financial measures.
***	Guidance not provided for the third and fourth quarters of 2006.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure Reconciliation

Measures that Exclude Synthetic Fuel and CTF Transaction

(in millions, except per share amounts)

	Twelve Weeks ending June 16, 2006
	As Reported	Synthetic Fuel Impact	Excluding Synthetic Fuel **	CTF Transaction	Excluding Synthetic Fuel and CTF Transaction **
Operating income (loss)	$234	$(18)	$252	$—	$252
Gains and other income	48	3	45	—	45
Interest income, provision for loan losses and interest expense	(17)	2	(19)	—	(19)
Equity in earnings	6	—	6	—	6

Income (loss) before Income Taxes, Minority Interest and Cumulative Effect of Change in Accounting Principle	271	(13)	284	—	284

Tax (Provision)/Benefit	(96)	6	(102)	—	(102)
Tax Credits	11	11	—	—	—

Total Tax (Provision)/Benefit	(85)	17	(102)	—	(102)

Income before Minority Interest and Cumulative Effect of Change in Accounting Principle	186	4	182	—	182
Minority Interest	—	—	—	—	—

Income before Cumulative Effect of Change in Accounting Principle	$186	$4	$182	$—	$182

Diluted Shares	436.6	436.6	436.6	436.6	436.6

Earnings per Share - Diluted	$0.43	$0.01	$0.42	$0.00	$0.42

Tax Rate	31.4%		35.9%		35.9%

	Twelve Weeks ending June 17, 2005
	As Reported	Synthetic Fuel Impact	Excluding Synthetic Fuel **	CTF Transaction	Excluding Synthetic Fuel and CTF Transaction **
Operating income (loss)	$41	$(36)	$77	$(94)	$171
Gains and other income	63	8	55	—	55
Interest income, provision for loan losses and interest expense	4	—	4	—	4
Equity in earnings	6	—	6	—	6

Income (loss) before Income Taxes, Minority Interest and Cumulative Effect of Change in Accounting Principle	114	(28)	142	(94)	236

Tax (Provision)/Benefit	(39)	9	(48)	32	(80)
Tax Credits	59	59	—	—	—

Total Tax Benefit/(Provision)	20	68	(48)	32	(80)

Income before Minority Interest and Cumulative Effect of Change in Accounting Principle	134	40	94	(62)	156
Minority Interest	4	4	—	—	—

Income before Cumulative Effect of Change in Accounting Principle	$138	$44	$94	$(62)	$156

Diluted Shares	468.9	468.9	468.9	468.9	468.9

Earnings per Share - Diluted	$0.29	$0.09	$0.20	$(0.13)	$0.33

Tax Rate	-17.5%		33.8%		33.8%

**	Denotes non-GAAP financial measures.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure Reconciliation

Measures that Exclude Synthetic Fuel and CTF Transaction

(in millions, except per share amounts)

	Twenty-Four Weeks ending June 16, 2006
	As Reported	Synthetic Fuel Impact	Excluding Synthetic Fuel **	CTF Transaction	Excluding Synthetic Fuel and CTF Transaction **
Operating income (loss)	$437	$(45)	$482	$—	$482
Gains and other income (expense)	82	(1)	83	—	83
Interest income, provision for loan losses and interest expense	(31)	2	(33)	—	(33)
Equity in earnings	3	—	3	—	3

Income (loss) before Income Taxes, Minority Interest and Cumulative Effect of Change in Accounting Principle	491	(44)	535	—	535

Tax (Provision)/Benefit	(173)	14	(187)	—	(187)
Tax Credits	32	32	—	—	—

Total Tax (Provision)/Benefit	(141)	46	(187)	—	(187)

Income before Minority Interest and Cumulative Effect of Change in Accounting Principle	350	2	348	—	348
Minority Interest	6	5	1	—	1

Income before Cumulative Effect of Change in Accounting Principle	$356	$7	$349	$—	$349

Diluted Shares	438.9	438.9	438.9	438.9	438.9

Earnings per Share - Diluted	$0.81	$0.02	$0.79	$0.00	$0.79

Tax Rate	28.7%		35.0%		35.0%

	Twenty-Four Weeks ending June 17, 2005
	As Reported	Synthetic Fuel Impact	Excluding Synthetic Fuel **	CTF Transaction	Excluding Synthetic Fuel and CTF Transaction **
Operating income (loss)	$199	$(81)	$280	$(94)	$374
Gains and other income (expense)	58	(1)	59	—	59
Interest income, provision for loan losses and interest expense	(4)	—	(4)	—	(4)
Equity in earnings	1	—	1	—	1

Income (loss) before Income Taxes, Minority Interest and Cumulative Effect of Change in Accounting Principle	254	(82)	336	(94)	430

Tax (Provision)/Benefit	(91)	24	(115)	32	(147)
Tax Credits	106	106	—	—	—

Total Tax Benefit/(Provision)	15	130	(115)	32	(147)

Income before Minority Interest and Cumulative Effect of Change in Accounting Principle	269	48	221	(62)	283
Minority Interest	14	14	—	—	—

Income before Cumulative Effect of Change in Accounting Principle	$283	$62	$221	$(62)	$283

Diluted Shares	475.5	475.5	475.5	475.5	475.5

Earnings per Share - Diluted	$0.60	$0.13	$0.47	$(0.13)	$0.60

Tax Rate	-5.9%		34.2%		34.2%

**	Denotes non-GAAP financial measures.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure Reconciliation

EBITDA

($ in millions)

	Fiscal Year 2006
	First Quarter	Second Quarter	Total
Net income	$65	$186	$251
Cumulative effect of change in accounting principle, before tax	173	—	173
Interest expense	27	30	57
Tax provision from continuing operations	56	85	141
Tax benefit from cumulative effect of change in accounting principle	(68)	—	(68)
Depreciation	34	34	68
Amortization	6	8	14
Less: Depreciation reimbursed by third-party owners	(4)	(4)	(8)
Interest expense from unconsolidated joint ventures	5	6	11
Depreciation and amortization from unconsolidated joint ventures	6	7	13

EBITDA **	$300	$352	$652

Synthetic fuel adjustment	24	11	35

Adjusted EBITDA **	$324	$363	$687

Increase over 2005 Adjusted EBITDA	17%	19%	18%

The following items make up the Synthetic Fuel adjustment:
Pre-tax synthetic fuel operating losses	$31	$13	$44
Pre-tax minority interest - synthetic fuel	(5)	—	(5)
Synthetic fuel depreciation	(2)	(2)	(4)

EBITDA adjustment for synthetic fuel	$24	$11	$35

	Fiscal Year 2005
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net income	$145	$138	$149	$237	$669
Interest expense	24	21	24	37	106
Tax provision/(benefit) from continuing operations	5	(20)	33	76	94
Tax provision/(benefit) from discontinued operations	—	—	1	—	1
Depreciation	30	29	46	51	156
Amortization	7	7	7	7	28
Less: Depreciation reimbursed by third-party owners	—	—	(12)	(5)	(17)
Interest expense from unconsolidated joint ventures	11	6	4	8	29
Depreciation and amortization from unconsolidated joint ventures	12	9	7	11	39

EBITDA **	$234	$190	$259	$422	$1,105

Synthetic fuel adjustment	42	22	(7)	(1)	56
Pre-tax gain from discontinued operations	—	—	(2)	—	(2)
Non-recurring charges -
CTF Acquisition one-time charge	—	94	—	—	94
Leveraged lease charge	—	—	17	—	17

Adjusted EBITDA **	$276	$306	$267	$421	$1,270

The following items make up the Synthetic Fuel adjustment:
Pre-tax synthetic fuel operating losses	$54	$28	$13	$17	$112
Pre-tax minority interest - synthetic fuel	(10)	(4)	(18)	(15)	(47)
Synthetic fuel depreciation	(2)	(2)	(2)	(3)	(9)

EBITDA adjustment for synthetic fuel	$42	$22	$(7)	$(1)	$56

**	Denotes Non-GAAP financial measures.

Exhibit 99